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                                                   PricewaterhouseCoopers LLP
                                                   1301 Avenue of the Americas
                                                   New York, NY  10019-6013
                                                   Telephone (212) 259-1000
                                                   Facsimile (212) 259-1301


                                                                EXHIBIT 23.2

                         CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 26, 1997 on our audit of the statement of operations, cash flows of NUWAVE TECHNOLOGIES, INC. (a development stage enterprise) for the period from July 17, 1995 (inception) to December 31, 1998 included in the cumulative amounts for the period from July 17, 1995 (inception) to December 31, 1998 (not presented separately herein), and the related statement of stockholders' equity for the period from July 17, 1995 (inception) to December 31, 1995 and the year ended December 31, 1996, which appears in NUWAVE TECHNOLOGIES, INC'S Form 10KSB for the year ended December 31, 1998.


New York, New York
October 26, 1999


                                           /s/ PricewaterhouseCoopers LLP

                                          PricewaterhouseCoopers LLP


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